                                                                    EXHIBIT 10.1

                               EXECUTIVE AGREEMENT

     EXECUTIVE AGREEMENT, dated as of July 28, 1997, by and between MathSoft, Inc. (the "Company") and Charles J. Digate (the "Executive").

     WHEREAS, the Executive is the President and Chief Executive Officer of the Company and has made and is expected to continue to make major contributions to the Company;

     WHEREAS, the Company desires continuity of management; and

     WHEREAS, the Executive is willing to continue to render services to the Company subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

     1. SALARY.

     (a) As compensation for the services rendered by the Executive under this Agreement, the Company shall pay to the Executive, for the fiscal year ended June 30, 1998, a salary equal to $250,000 ("Salary"), payable to the Executive in accordance with the Company's payroll practices in effect from time to time.

     (b) In addition, the Executive shall be eligible to earn a bonus of up to $100,000 for the fiscal year ended June 30, 1998, based on the Company's achievement of a net income plan approved by the Board of Directors of the Company, plus additional bonus payments based on specific objectives to be agreed upon between the Executive and the Board of Directors of the Company from time to time (collectively, "Bonus"). The Bonus, if earned, shall be payable to the Executive in accordance with the Company's payroll practices in effect from time to time.

     2. NOTICE OF VOLUNTARY TERMINATION BY THE EXECUTIVE. The Executive agrees to provide the Board of Directors of the Company with three months advance written notice of his intention to terminate his employment with the Company.

     3. MEMBERSHIP ON THE BOARD OF DIRECTORS. After any termination of the Executive's employment with the Company, the Company may request that the Executive serve as a non-executive member of the Board of Directors of the Company. If the Executive agrees to serve in such a capacity following the termination of his employment, the Executive shall be considered as maintaining a "business relationship" with the Company during such period of service, and any installments of any stock options held by the Executive on the termination of his employment that are not exercisable and have not expired shall continue to become exercisable in accordance with the terms of the relevant option agreements and option plans during such period of service. When the Executive ceases to be a non-executive member of the Board of

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Directors, he shall have three years to exercise any then-exercisable, unexpired installments of any stock options held by the Executive on the Executive's last date of service on the Board of Directors.

     4. TERMINATION PRIOR TO A CHANGE OF CONTROL. If, prior to a "Change of Control" (as such term is defined in Section 7(c) below), the Company terminates the Executive's employment with the Company without "Cause" (as such term is defined in Section 7(d) below), the Company shall:

     (a) Continue to pay to the Executive, in accordance with the Company's normal payroll practices and policies in effect from time to time (including any required withholding), the Executive's current base salary (at the monthly base salary rate in effect for such Executive immediately prior to the termination of his employment) for eighteen (18) months following the termination of the Executive's employment (the "Severance Payments"); provided, however, that the Company shall not be obligated to make any payments pursuant to this Section 4(a) during any period in which the Executive is in violation of the terms of his Confidential Information, Inventions and Non-Competition Agreement with the Company.

     (b) Provide the Executive with insurance substantially similar to that which the Executive was receiving immediately prior to the termination of his employment until the earlier of: (i) the date which is eighteen (18) months following the termination of the Executive's employment; or (ii) the date the Executive begins receiving substantially similar insurance from a subsequent employer.

     (c) Provide that the Executive shall have three years to exercise any then-exercisable, unexpired installments of any stock options held by the Executive on the Executive's last date of employment or if later, the date when the Executive ceases to be a member of the Board of Directors of the Company.

     5. CHANGE OF CONTROL. Upon a Change of Control, the Company shall cause half of any unexercisable installments of any stock options held by the Executive on the Change of Control that have not expired to become exercisable on the Change of Control; provided, however, that such acceleration of exercisability shall not occur to the extent that: (A) the Change of Control is intended to be accounted for as a pooling of interests; and (B) the Company concludes, after consulting with its independent accountants, that such acceleration would prevent the Change of Control transaction from being accounted for as a pooling of interests for financial accounting purposes. It is understood and agreed that the acceleration of exercisability provided for in this Section 5 shall be in addition to, and not in lieu of, any acceleration of exercisability pursuant to the terms of the Executive's letter agreement dated September 8, 1994 and the relevant option agreements and option plans.


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     6. TERMINATION FOLLOWING A CHANGE OF CONTROL.

     (a) If, at any time after a Change in Control, the Company terminates the Executive's employment without Cause or the Executive terminates his employment with the Company for "Good Reason" (as such term is defined in Section 6(b) below), the Company shall:

     (1) Continue to pay to the Executive, in accordance with the Company's normal payroll practices and policies in effect from time to time (including any required withholding), (i) the Executive's current base salary (at the monthly base salary rate in effect for such Executive immediately prior to the termination of his employment) for eighteen
          (18) months following the termination of the Executive's employment (the "Severance Payments").

     (2) Provide the Executive with insurance substantially similar to that which the Executive was receiving immediately prior to the termination of his employment until the earlier of: (i) the date which is eighteen
          (18) months following the termination of the Executive's employment; or (ii) the date the Executive begins receiving substantially similar insurance from a subsequent employer.

     (3) Provide that the Executive shall have three years to exercise any then-exercisable, unexpired installments of any stock options held by the Executive on the Executive's last date of employment or, if later, the date when the Executive ceases to be a member of the Board of Directors of the Company.

     (b) For purposes of Section 6, "Good Reason" shall mean the occurrence of one or more of the following events following a Change of Control: (i) the assignment to the Executive of any duties inconsistent with his position, authority, duties or responsibilities immediately prior to the Change of Control or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities; (ii) a reduction in the aggregate of the Executive's base or incentive compensation or the termination of the Executive's rights to any employee benefits immediately prior to the Change of Control, except to the extent any such benefit is replaced with a substantially similar benefit, or a reduction in scope or value thereof; or
(iii) a relocation of the Executive's place of business which results in the one-way commuting distance for the Executive increasing by more than 40 miles from the location thereof immediately prior to the Change of Control (PROVIDED, HOWEVER, that travel consistent with past practices for business purposes shall not be considered "commuting" for purposes of this clause (iii)); or (iv) a failure by the Company to obtain the agreement referenced in Section 7(f).

     7. GENERAL.

     (a) Notwithstanding anything else to the contrary herein: (i) the Company's obligation to provide any of the amounts and benefits set forth in this Agreement shall be subject to, and conditioned upon, the Executive's execution of a full release of claims satisfactory to the Company releasing the Company and its affiliates, subsidiaries, divisions, directors, employees

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and agents from any claims arising from or related to the Executive's employment or severance from employment with the Company, including any claims arising from this Agreement, such release to be substantially in the form of EXHIBIT A hereto (the "Release"); (ii) the Company shall not be obligated to provide any of the amounts and benefits set forth in this Agreement until any applicable period within which the Executive may revoke the Release has expired; and (iii) any amounts and benefits set forth in this Agreement shall be reduced by any and all other severance or other amounts or benefits paid or payable to the Executive as a result of the termination of his employment.

     (b) In the event the Executive's employment with the Company is terminated by the Company for any reason other than without Cause, or the Executive terminates his employment with the Company for any reason other than Good Reason, the Executive shall not be entitled to any severance benefits or other considerations described herein.

     (c) For purposes of this Agreement, "Change of Control" shall mean the closing of: (i) a merger, consolidation, liquidation or reorganization of the Company into or with another Company or other legal person, after which merger, consolidation, liquidation or reorganization the capital stock of the Company outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity; (ii) the direct or indirect acquisition by any person (as the term "person" is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting capital stock of the Company, in a single or series of related transactions; or
(iii) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange or transfer to one or more entities where the stockholders of the Company immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred).

     (d) For purposes of this Agreement, "Cause" shall mean: (i) the commission of the Executive of a felony, either in connection with the performance of his obligations to the Company or which adversely affects the Executive's ability to perform such obligations; (ii) gross negligence, dishonesty or breach of fiduciary duty; or (iii) the commission by the Executive of an act of fraud or embezzlement which results in loss, damage or injury to the Company, whether directly or indirectly.

     (e) Notwithstanding anything to the contrary in this Agreement, if the Company determines in its sole discretion after consultation with its tax and accounting advisors that the Executive is a Disqualified Individual (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) and that any portion of any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") would be an Excess Parachute Payment (as defined in Section 280G of the Code) but for the application of this sentence, then the amount of all such Payments otherwise payable to the Executive pursuant to this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any Payment, as so reduced, constitutes an Excess Parachute Payment.

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For purposes of this reduction, no portion of any Payment shall be taken into account to the extent that such Payment, in the opinion of the Company, after consultation with its tax and accounting advisors, does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code.

     (f) Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of the Company; PROVIDED, HOWEVER, that the Company shall obtain the written agreement of any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of the Company to be bound by the provisions of this Agreement as if such successor were the Company and for purposes of this Agreement, any such successor of the Company shall be deemed to be the "Company" for all purposes.

     (g) Nothing in this Agreement shall create any obligation on the part of the Company or any other person to continue the employment of the Executive. If the Executive elects to receive the severance and benefits set forth in this Agreement by executing the Release, the Executive shall not be entitled to any other salary continuation, severance or other termination benefits in the event of his cessation of employment with the Company.

     (h) Nothing herein shall affect the Executive's obligations under any key employee, non-competition, confidentiality, option or similar agreement between the Company and the Executive currently in effect or which may be entered into in the future.

     (i) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement constitutes the entire Agreement between the Executive and the Company concerning the subject matter hereof and supersedes any prior negotiations, understandings or agreements concerning the subject matter hereof, whether oral or written, and may be amended or rescinded only upon the written consent of the Company and the Executive. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement and this Agreement shall be construed and reformed to the fullest extent possible. The Executive may not assign any of his rights or obligations under this Agreement; the rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                  The Company:
                                  ------------

                                  MATHSOFT, INC.

                                  By: /s/ Robert P. Orlando
                                     -------------------------------------------

                                  Name: ROBERT P. ORLANDO

                                  Title: VICE PRESIDENT OF FINANCE AND C.F.O.


                                  The Executive:
                                  --------------

                                  /s/ Charles J. Digate
                                  ----------------------------------------------
                                  Charles J. Digate

                                                                       EXHIBIT A

                                AGREEMENT/WAIVER
                                ----------------


     It is hereby agreed by and between ____________________ (the "Executive") and MathSoft, Inc. (the "Company"), for good and sufficient consideration more fully described below, that:

     1. CONSIDERATION. The Company will provide the Executive with the amounts and benefits described in Section __ of the Severance Agreement entered into by the Company and the Executive, dated ___________, 1997 (the "Severance Agreement"), subject to the terms and conditions of such Severance Agreement. The Executive understands that payment of and all such amounts and benefits are conditioned upon the Executive signing this Agreement.

     2. SETTLEMENT OF AMOUNTS DUE THE EXECUTIVE. The Executive agrees that the amounts set forth above in Section 1, together with any amounts previously provided to the Executive by the Company, shall be complete and unconditional payment, settlement, satisfaction and accord with respect to all obligations and liabilities of the Company and any of its affiliated companies (including their respective successors, assigns, shareholders, officers, directors, employees and/or agents) to the Executive, and all claims, causes of action and damages by the Executive against the Company and/or any such other parties regarding the Executive's employment with and termination from employment with the Company, including, without limitation, all claims for back wages, salary, draws, commissions, bonuses, vacation pay, equity compensation, expenses, compensation, severance pay, attorney's fees, compensatory damages, exemplary damages, or other costs or sums.

     3. RELEASE.

     (a) In exchange for the amounts and benefits described in Section 1 and other good and valuable consideration, receipt of which is hereby acknowledged, the Executive and his representatives, agents, estate, successors and assigns, absolutely and unconditionally hereby release and forever discharge the Company, its affiliated companies and/or their successors, assigns, directors, shareholders, officers, employees and/or agents, both individually and in their official capacities, (the "Releasees"), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, debts and damages, whether existing or contingent, known or unknown, which arise out of the Executive's employment with or termination from employment with the Company. This release is intended by the Executive to be all encompassing and to act as a full and total release of any claims that the Executive may have or has had against the Releasees, including, but not limited to, any federal, state or local law or regulation dealing with either employment or employment discrimination such as those laws or regulations concerning discrimination on the basis of age, race, color, religion, creed, sex, sexual orientation, national origin, ancestry, marital status, physical or mental disability, any veteran status or any military service or application for any military service; any contract, whether oral or written, express or implied; or common law.


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                                      A-2-


     (b) The Executive agrees not only to release and discharge the Releasees from any and all claims as stated above that the Executive could make on his own behalf or on behalf of others, but also those claims which might be made by any other person or organization on behalf of the Executive, and the Executive specifically waives any right to become, and promises not to become, a member of any class in a case in which a claim or claims against the Releasees are made involving any matters which arise out of the Executive's employment with or termination from employment with the Company. Nothing in this Agreement is to be construed as an admission by the Releasees of any liability or unlawful conduct whatsoever.

     4. WAIVER OF RIGHTS AND CLAIMS UNDER THE AGE DISCRIMINATION AND EMPLOYMENT ACT OF 1967.

     (a) The Executive has been informed that since he is 40 years of age or older, he has or might have specific rights and/or claims under the Age Discrimination and Employment Act of 1967. In consideration for the amounts described in Section 1 hereof, the Executive specifically waives such rights and/or claims to the extent that such rights and/or claims arose prior to the date this Agreement was executed.

     (b) The Executive was advised by the Company of his right to consult with an attorney prior to executing this Agreement.

     (c) The Executive was further advised when he was presented by the Company with the original draft of this Agreement on _______, 199_, that he had at least 21 days within which to consider its terms and to consult with or seek advice from an attorney or any other person of his choosing, until the close of business on __________, 199_.

     5. CONFIDENTIALITY. The Executive agrees he shall not divulge or publish, directly or indirectly, any information whatsoever regarding the substance, terms or existence of the Severance Agreement or this Agreement and/or any discussions or negotiations relating to the Severance Agreement or this Agreement to any person or organization, except to his immediate family members, counsel or accountant, and unless required under law or court order.

     6. REPRESENTATIONS AND GOVERNING LAW.

     (a) This Agreement represents the complete and sole understanding between the parties, supersedes any and all other agreements and understandings, whether oral or written, except for the [list key employee, non-competition, option or confidentiality agreements] entered into by the Company and Executive, and the Severance Agreement, which remain in full force and effect. This Agreement may not be modified, altered or rescinded except upon written consent of the Company and Executive. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement, but this Agreement shall be revised, construed and reformed to the fullest extent possible to effectuate the purposes of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, successors and assigns. The parties agree that the

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Company will not have an adequate remedy if the Executive fails to comply with
Sections 3, 4, and 5 hereof and that damages will not be readily ascertainable, and that in the event of such failure, the Executive shall not oppose any application by the Company requiring a decree of specific performance or an injunction enjoining a breach of this Agreement. If the Executive breaches any of his obligations hereunder, he shall forfeit all right to payments pursuant to
Section 1.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

     (c) The Executive represents that he has read the foregoing Agreement, fully understands the terms and conditions of such Agreement, and is voluntarily executing the same. In entering into this Agreement, the Executive does not rely on any representation, promise or inducement made by the Releasees, with the exception of the consideration described in this document.

     7. EFFECTIVE DATE. The Executive may revoke this Agreement during the period of seven (7) days following its execution by the Executive, and this Agreement shall not become effective or enforceable until this revocation period has expired.




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                                      A-4-





                                  The Company:
                                  ------------

                                  MATHSOFT, INC.

                                  By: ______________________________________

                                  Name: ____________________________________

                                  Title: ___________________________________

                                  Date: ____________________________________


                                  The Executive:
                                  --------------

                                  ------------------------------------------
                                  Charles J. Digate